UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2017
(Date of earliest event reported)

Wabash National Corporation

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana	47905	765-771-5310
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Wabash National Corporation 2017 Omnibus Incentive Plan

On May 18, 2017, the stockholders of Wabash National Corporation (the “Company”) approved the Wabash National Corporation 2017 Omnibus Incentive Plan (the “2017 Incentive Plan”) at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”). A description of the 2017 Incentive Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2017 in the section entitled “Proposal 4: Approval of the Wabash National Corporation 2017 Omnibus Incentive Plan,” which is incorporated in this report by reference. This description is qualified in its entirety by reference to the 2017 Incentive Plan filed as Exhibit 10.1 to this current report.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 18, 2017, the Company held its Annual Meeting at which five proposals were submitted to the Company’s stockholders. As of March 20, 2017, the date of record for determining the Company stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 60,448,111 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 55,466,154 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The five proposals considered at the Annual Meeting are described in detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 6, 2017. The final results for each proposal are set forth below.

Proposal 1.

The Company’s stockholders elected the following seven persons to the Company’s Board of Directors to hold office for a term of one year or until their respective successors are elected and qualified or until their earlier death, resignation or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard J. Giromini	51,096,558	338,961	13,932	4,016,703
Dr. Martin C. Jischke	49,054,821	2,384,357	10,273	4,016,703
John E. Kunz	51,086,297	353,549	9,605	4,016,703
Larry J. Magee	50,594,915	844,550	9,986	4,016,703
Ann D. Murtlow	50,724,039	716,859	8,553	4,016,703
Scott K. Sorensen	50,673,010	767,306	9,135	4,016,703
Brent L. Yeagy	50,307,235	1,121,541	20,675	4,016,703

Proposal 2.

The Company’s stockholders approved in an advisory (non-binding) vote the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,832,367	2,367,612	249,472	4,016,703

Proposal 3.

The Company’s stockholders voted, on an advisory (non-binding) basis, on the frequency of future advisory stockholder votes on the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

1Year	2Years	3Years	Abstentions
46,099,692	36,243	5,208,773	104,743

In accordance with the results for Proposal 3, the Company’s Board of Directors has determined that future advisory votes on the compensation of the Company’s named executive officers will be held annually. Thus, the next stockholder advisory vote on the compensation of our named executive officers will be held at the Company’s 2018 Annual Meeting of Stockholders.

Proposal 4.

The Company’s stockholders approved the adoption of the 2017 Incentive Plan. The votes regarding this proposal were as follows:

VotesFor	VotesAgainst	Abstentions	BrokerNon-Votes
48,389,513	3,004,407	55,531	4,016,703

Proposal 5.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The votes regarding this proposal were as follows:

VotesFor	VotesAgainst	Abstain	BrokerNon-Votes
54,758,130	690,175	17,849

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 Wabash National Corporation 2017 Omnibus Incentive Plan, incorporated by reference to the Company’s Registration Statement on Form S-8 filed on May 18, 2017 (Registration No. 333-218085).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION
Date: May 19, 2017	By:	/s/ Jeffery L. Taylor
Jeffery L. Taylor Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Wabash National Corporation 2017 Omnibus Incentive Plan, incorporated by reference to the Company’s Registration Statement on Form S-8 filed on May 18, 2017 (Registration No. 333-218085).

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